AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2006

                                                     REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            US GLOBAL NANOSPACE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Delaware                                      13-3720542
         -------------------------------                     -------------------
         (State or other jurisdiction of                       (I.R.S. Employer
          incorporation or organization)                     Identification No.)


  2533 North Carson Street, Suite 5107
           Carson City, Nevada                                       89706
----------------------------------------                     -------------------
(Address of principal executive offices)                           (Zip Code)

         US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan
                            (Full title of the plan)

                                  Carl Gruenler
                      2533 North Carson Street, Suite 5107
                            Carson City, Nevada 89706
                     (Name and address of agent for service)

                                 (775) 841-3246
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------- ---------------------------------------------------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)        REGISTRATION FEE(3)
-------------------------------------------- ---------------------------------------------------------------
Common Stock                 30,000,000              $0.06              $1,800,000             $192.60
-------------------------------------------- ---------------------------------------------------------------
TOTAL                        30,000,000              $0.06              $1,800,000             $192.60
-------------------------------------------- ---------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under this U.S. Global Nanospace, Inc. Amended and Restated 2002 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common stock as reported by the Over-The-Counter Bulletin Board on January 26, 2006.

(3) Calculated pursuant to General Instruction E on Form S-8.

                                EXPLANATORY NOTE

      On July 26, 2002, US Global Nanospace, Inc. (formerly US Global Aerospace, Inc.), a Delaware corporation, filed a Registration Statement (333-97213) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 5,000,000 pre-split (15,000,000 post-split) shares of its common stock which had been authorized and reserved for issuance under the US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan (formerly known as the US Global Aerospace, Inc. Amended and Restated 2002 Stock Plan). An additional 15,000,000 shares of common stock were registered pursuant to a Registration Statement on Form S-8 (333-118500) filed with the Securities and Exchange Commission on August 23, 2004, and an additional 30,000,000 shares of common stock were registered pursuant to a Registration Statement on Form S-8 (333-128249) filed with the Securities and Exchange Commission on September 12, 2005. The contents of these Registration Statements are hereby incorporated by reference into this Registration Statement.

      This Registration Statement will register an additional 30,000,000 shares of common stock to be included in the US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan and includes a reoffer prospectus covering the sale of control securities issued or to be issued to certain affiliates.

                      CONTROL SECURITIES REOFFER PROSPECTUS

      The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan.

                                   PROSPECTUS

                            US GLOBAL NANOSPACE, INC.


                        5,011,477 SHARES OF COMMON STOCK

      This prospectus relates to the proposed resale from time to time of up to 5,011,477 shares of common stock by the selling shareholders whose names are set forth in this prospectus.

      We will not receive any of the proceeds from the sale of these securities by the selling shareholders. However, if options must be exercised in order to purchase shares of common stock registered under this registration statement, we will receive the option exercise price.

      Our common stock currently is listed on the OTC Bulletin Board under the symbol USGA.

      The selling shareholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all. The selling shareholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling shareholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 2.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is January 30, 2006.

                                TABLE OF CONTENTS

The Company                                                                  1
Risk Factors                                                                 2
Use of Proceeds                                                              6
Selling Shareholders and Plan of Distribution                                7
Interests of Named Experts and Counsel                                       8
Where You Can Find More Information                                          8
Incorporation of Certain Documents by Reference                              8
Forward-Looking Statements                                                   9
Disclosure of Commission Position on Indemnification
  For Securities Act Liabilities                                             9

                                   THE COMPANY

      US Global Nanospace, Inc. (formerly US Global Aerospace, Inc.), referred to in this prospectus as "USGN", "we", "us" or "our", is a development stage company with expertise in the emerging field of nanotechnology. We are a solutions oriented, research and development company that specializes in identifying, developing, and commercializing advanced technologies and products for integration into the defense and health and safety markets. These products include complex polymer materials, polymer nanofiber materials, nanofiber filter materials, biological and chemical decontaminants, and blast mitigation materials. Currently, most of our products are being developed for defense and health and safety applications and we are focusing our efforts on licensing and marketing the products that we have developed for these applications. Our target customers for these materials, formulas, and processes include agencies or organizations under the direct control of the federal government of the United States, domestic and foreign businesses and foreign government agencies or organizations, to the extent permitted by applicable law or regulation.

      Our principal executive offices are located at 2533 North Carson Street, Suite 5107, Carson City, Nevada 89706. Our telephone number is (775) 841-3246. Our website can be found at http://www.usgn.com. The information included on our website is not a part of this prospectus.

                                  RISK FACTORS

      AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, INCLUDING OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED INTO THIS PROSPECTUS BY REFERENCE, BEFORE YOU DECIDE TO ACQUIRE OUR SECURITIES. IF YOU DECIDE TO ACQUIRE OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

WE HAVE INCURRED LOSSES IN THE PAST AND LOSSES MAY CONTINUE. THESE AND OTHER FACTORS RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

      During the fiscal year ended March 31, 2005 we had a net loss of $3,842,078 and during the six month period ended September 30, 2005 we had a net loss of $3,631,864. Our auditor, Grobstein, Horwath & Company LLP, has issued a "going concern" opinion for our financial statements at March 31, 2005. In that opinion, the auditor made reference to our net loss and the fact that our total liabilities exceeded our total assets. These factors raise substantial doubt about our ability to continue as a going concern.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE HAD LIMITED OPERATIONS TO DATE, THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF OUR BUSINESS CAN BE SUCCESSFUL.

      Current management acquired control of USGN on May 17, 2002. We are a development stage company and, to date, we have had limited operations. During the six months ended September 30, 2005 we had a net loss of $3,631,864. Our accumulated deficit since inception through September 30, 2005 was $21,813,638.

SOME OF OUR PRODUCTS ARE STILL BEING DEVELOPED AND, AS YET, THEY ARE UNPROVEN, THEREFORE, WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL.

      Our current business model depends on generating revenue through sales of our products or licensing of our technology. Some of these products are in varying stages of development and testing. If we cannot successfully develop and prove our products, we will not become profitable.

THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE DO NOT RECEIVE ADEQUATE FUNDING, WE MAY BE FORCED TO CEASE OPERATIONS.

      Our ability to continue in existence and to develop our business depends upon our ability to obtain funding for our operations. If we do not receive adequate funding, it is unlikely that we could continue our business.

WE HAVE RECEIVED A WELLS NOTICE AND SUBPOENAS FOR INFORMATION AND TESTIMONY FROM THE SEC FOR CERTAIN PRIOR PUBLIC STATEMENTS. WE CANNOT PREDICT THE OUTCOME OF THIS MATTER. IT COULD RESULT IN A CIVIL ACTION INVOLVING, AMONG OTHER THINGS, MONETARY RELIEF FROM US OR OUR OFFICERS AND DIRECTORS. ANY SUCH DEVELOPMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

      On January 3, 2005, we received a Wells Notice from the staff of the U.S. Securities and Exchange Commission. The Wells Notice notified us that the SEC staff intended to recommend that the SEC bring a civil action against us and our officers and directors for alleged violations of SEC laws. The SEC's concerns principally regard certain prior public statements made by us regarding the marketability of our products. We have prepared and submitted initial and supplemental Wells Submissions in response to the Wells Notice. The SEC has also issued subpoenas to us seeking information and testimony regarding the technology incorporated into our products. On January 23, 2006, the Securities and Exchange Commission reissued Wells Notices to us and to our director, Julie Seaman, and to our former Chief Executive Officer and former director, John Robinson. The Wells Notices were reissued because of the amount of time that had passed since the original Wells Notices were issued. We have cooperated with the SEC in this matter. However, we cannot predict the outcome of this matter, or when a negotiated resolution, if any, may be reached and the likely terms of such a resolution.

      Any civil action or any negotiated resolution may involve, among other things, equitable relief, including material penalties, which could have a material adverse effect on our business, results of operations and financial condition.

THE SUCCESS OF OUR BUSINESS REQUIRES ACCEPTANCE OF OUR PRODUCTS IN THE MARKETPLACE. IF A DEMAND FOR OUR PRODUCTS DOES NOT DEVELOP, OUR BUSINESS WILL BE UNSUCCESSFUL.

      The use of nanotechnology is a novel and unproven business model, which may or may not be successful and will ultimately depend on demand for our products. Our ability to grow and sustain our business is dependent upon our ability to gain significant acceptance of our products, primarily in the defense security and health and safety markets. Without significant acceptance in these markets, we will not be able to achieve and sustain profitable operations and your securities will likely become worthless. At this time it is impossible for us to predict the degree to which demand for our products will evolve or whether any potential market will be large enough to provide any meaningful revenue or profit for us.

WE ARE SUBJECT TO THE RISKS AND UNCERTAINTIES INHERENT IN NEW BUSINESSES. OUR FAILURE TO PLAN OR FORECAST ACCURATELY COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR DEVELOPMENT.

We are subject to the risks and uncertainties inherent in new businesses, including the following:

      o Our projected capital needs may be inaccurate, and we may not have enough money to develop our products and bring them to market;

      o We may experience unanticipated development or marketing expenses, which may make it more difficult to develop our products and bring them to market;

      o Even if we are able to develop our products and bring them to market, we may not earn enough revenue from the sales of our products to cover the costs of operating our business.

      If, because of our failure to plan or project accurately, we are unsuccessful in our efforts to develop our products or if the products we provide do not produce revenues as we project, we are not likely to ever become profitable and we may be required to curtail some or all of our operations.

WE WILL CONTINUE TO NEED MONEY TO FUND FUTURE OPERATIONS. IF WE DO NOT RECEIVE ADEQUATE FINANCING WE WOULD BE UNABLE TO CONTINUE OUR OPERATIONS.

      Until we are able to generate significant revenues from licensing and the sale of our products, we will require financing for our operations. We cannot assure you that funds will be available to us on favorable terms, or at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our shareholders. Unavailability of funds could have a material adverse effect on our ability to continue our operations.

OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE NEGATIVELY IMPACTED IF DEMAND FOR OUR PRODUCTS IS LESS THAN WE ANTICIPATE.

      Our growth depends on our ability to successfully develop and market our products. The development and marketing of our products is dependent on a number of factors, including our ability to:

      o     recruit and maintain a base of qualified scientists and engineers;

      o initiate, develop and sustain corporate and government relationships;

      o attract, integrate and retain qualified marketing and sales representatives; and

      o     accurately assess the demands of the market.

      Demand for our products or technology might be less than we anticipate, or we may not be successful in recruiting and maintaining the representatives we need to develop and sell our products. In either case, our business, operating results and financial condition could be negatively impacted.

WE ARE DEPENDENT ON PROPRIETARY TECHNOLOGY, WHICH WE MAY NOT BE ABLE TO ADEQUATELY PROTECT. ADDITIONALLY, THIRD PARTIES MAY ALLEGE THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY. IF WE WERE TO BECOME INVOLVED IN LITIGATION, IT WOULD BE COSTLY AND WOULD DIVERT MANAGEMENT'S ATTENTION FROM OUR BUSINESS OPERATIONS. THIS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

      We rely on a combination of trade secret and patent laws, nondisclosure and other contractual and technical measures to protect our proprietary rights in our products. However, we cannot assure you that these provisions will be adequate to protect our proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, a competitor may claim that we have infringed on its products. Any litigation relating to our intellectual property could result in substantial expense to us and result in significantly diverting our technical and management personnel from their routine activities. This could have an adverse effect on our business.

RISKS ASSOCIATED WITH OWNERSHIP OF OUR SECURITIES

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

      We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

WE HAVE THE ABILITY TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT ASKING FOR SHAREHOLDER APPROVAL, WHICH COULD CAUSE YOUR INVESTMENT TO BE DILUTED.

      Our Articles of Incorporation currently authorize our Board of Directors to issue up to 300,000,000 shares of common stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

WE OFTEN ISSUE SHARES OF COMMON STOCK IN PAYMENT TO OUR OFFICERS AND OTHERS FOR SERVICES RENDERED TO US. THESE ISSUANCES WILL DILUTE YOUR INVESTMENT.

      In order to conserve cash we issue shares of our common stock to officers and others who provide services to us. We have issued in the past, and we will continue issuing in the future, a significant number of shares of common stock to our officers, because we have on-going salary obligations to them under their employment agreements. All of the shares we are registering on this registration statement have been issued or will be issued to our officers for salary. For as long as we experience a shortage of cash we will be required to pay our officers and consultants, when we use consultants, with common stock. Because of this practice, until we earn enough cash to pay our officers and consultants, which we cannot assure you will happen, your investment will be significantly diluted.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST.

      We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

A LARGE POTION OF OUR CAPITAL STOCK IS OWNED BY ONE SHAREHOLDER AND ONE DIRECTOR, WHICH MAY ALLOW THEM TO SIGNIFICANTLY INFLUENCE THE OUTCOME OF MATTERS SUBMITTED TO OUR SHAREHOLDERS FOR A VOTE.

      As of the date of this prospectus one shareholder and one director, together, own over 40% of our issued and outstanding shares of capital stock. Together, these shareholders may significantly influence the outcome of the election of the Board of Directors and other corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. This concentration of ownership may have the effect of delaying or preventing a change of control, even if a change of control would benefit shareholders.

WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

      Our common stock is a "low-priced" security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from this offering. If any of the selling shareholders were to exercise an option to acquire the common stock sold pursuant to this resale prospectus, we would receive the option exercise price. As of the date of this prospectus, no options have been granted pursuant to the US Global Nanospace, Inc. 2002 Amended and Restated Stock Plan, however, in the future, we may grant options from this plan.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

      All of the common stock registered for sale under this prospectus will be owned prior to the offer and sale of such shares by our current or former employees, officers, directors, consultants and/or advisors (the "selling shareholders"). All of the shares owned by the selling shareholders were acquired by them pursuant to the US Global Nanospace, Inc. 2002 Amended and Restated Stock Plan. The names of the selling shareholders are set forth below.

      We are registering the common stock covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

      The selling shareholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all. The selling shareholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling shareholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Additional information related to the selling shareholders and the plan of distribution may be provided in one or more supplemental prospectuses.

      The following table sets forth the names of the selling shareholders who may sell their shares pursuant to this prospectus. The selling shareholders have, or within the past three years have had, positions, offices or other material relationships with us or with our predecessors or affiliates. The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling shareholders and as adjusted to give effect to the sale of all the common stock offered by the selling shareholders pursuant to this prospectus.

                                   SHARES              SHARES                SHARES            PERCENTAGE
          SELLING              HELD BEFORE THE          BEING            HELD AFTER THE     OWNED AFTER THE
        SHAREHOLDER               OFFERING             OFFERED              OFFERING            OFFERING
Carl H. Gruenler
Director, Principal
Executive Officer               5,445,304(1)          4,111,973            1,333,331               *
Kevin Cronin,
Chief Financial Officer         1,066,170(2)            899,504              166,666               *

        TOTAL                   6,511,474             5,011,477            1,499,997               *

*Less than 1%.

(1) The common stock included for Mr. Gruenler in this table includes the following: (i) 3,111,973 shares of common stock that have been accrued or will be accrued pursuant to Mr. Gruenler's employment agreement for the period beginning on October 1, 2005 and ending on March 31, 2006. The number of shares of common stock issued or to be issued was computed at $0.062 per share as to 1,592,742 shares and at $0.065 per share as to 1,519,231 shares; (ii) 1,000,000 shares representing a stock bonus granted January 2, 2006. (iii) 1,333,331 shares of restricted common stock out of 2,000,000 granted to Mr. Gruenler on August 3, 2005. Of the 1,333,331 shares included in this total, 1,066,665 represent the vested portion through December 31, 2005. These shares vested as follows, 400,000 upon grant and 133,333 on the last day of each month thereafter. 266,666 will vest within 60 days of the date of this registration statement.

(2) The common stock included for Mr. Cronin in this table includes the following: (i) 899,504 shares of common stock that will be accrued pursuant to Mr. Cronin's employment agreement during the period beginning on January 7, 2006 and ending on March 31, 2006. The number of shares of common stock to be issued was computed at $0.065 per share and (ii) 166,666 shares of restricted common stock out of 1,000,000 granted to Mr. Cronin on January 7, 2006. The shares vest in equal increments over a period of 12 months on the last day of each month of Mr. Cronin's employment. These shares represent the shares that will vest within 60 days of this registration statement.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

      Richardson & Patel LLP has given an opinion regarding certain legal matters in connection with this offering of our securities. Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept our common stock for services rendered by them. As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own 1,987,298 shares of our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the "SEC"). We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC. We file our annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at100 F Street N.E., Washington, D.C. 20549. You can obtain copies from the Public Reference Room of the SEC at100 F Street N.E., Washington, D.C. 20549 if you pay certain fees. You can call the SEC at 1-800-732-0330 for further information about the operation of the Public Reference Room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      The following documents filed with the SEC are incorporated by reference into this prospectus:

      (i) our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005 that we filed on July 25, 2005;

      (ii) our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 that we filed on August 15, 2005;

      (iii) our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 that we filed on November 23, 2005; and

      (iv) our Current Reports on Form 8-K filed on August 4, 2005, August 9, 2005, August 30, 2005, August 31, 2005, September 12, 2005, November 14, 2005,
November 17, 2005, December 6, 2005, December 13, 2005, December 22, 2005, January 4, 2006, January 6, 2006, January 11, 2006 and January 26, 2006.

      All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed documents which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

      We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for documents to US Global Nanospace, Inc., 2533 North Carson Street, Suite 5107, Carson City, Nevada 89706, telephone
(775)-841-3246.

                           FORWARD LOOKING STATEMENTS

      Except for the historical information contained herein, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein. Important factors that could cause, in whole or in part, actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in the section entitled "Risk Factors" as well as those discussed elsewhere in this prospectus and in any documents incorporated herein by reference.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

      In addition, our Certificate of Incorporation and our Bylaws provide that we must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify our directors, officers and employees, and persons serving, at our request, in such capacities in other business enterprises including, for example, our subsidiaries, including those circumstances in which indemnification would otherwise be discretionary.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are hereby incorporated by reference into this Registration Statement:

      (i) our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005 that we filed on July 25, 2005;

      (ii) our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 that we filed on August 15, 2005;

      (iii) our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 that we filed on November 23, 2005; and

      (iv) our Current Reports on Form 8-K filed on August 4, 2005, August 9, 2005, August 30, 2005, August 31, 2005, September 12, 2005, November 14, 2005,
November 17, 2005, December 6, 2005, December 13, 2005, December 22, 2005, January 4, 2006, January 6, 2006, January 11, 2006 and January 26, 2006.

      (v) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable. The securities to be registered are registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Richardson & Patel LLP has given an opinion regarding certain legal matters in connection with this offering of our securities. Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept our common stock for services rendered by them. As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own 1,987,298 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

      In addition, our Certificate of Incorporation and our Bylaws provide that we must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify our directors, officers and employees, and persons serving, at our request, in such capacities in other business enterprises including, for example, our subsidiaries, including those circumstances in which indemnification would otherwise be discretionary.

      We have entered into a Director and Officer Indemnification Agreement with each of our officers and directors. Each agreement provides for indemnification of these individuals to the extent they become a party or are threatened to be made a party to any legal proceeding by reason of their status as an officer or director, or by reason of any personal guarantee provided for our benefit, against any expenses incurred as a result of such proceeding or personal guarantee, as and when such expenses are incurred. Before any claim for indemnification is approved by us, we will determine by any of the methods set forth in the Delaware General Corporation Law that the indemnified person has met the applicable standards of conduct which make it permissible to indemnify the person.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 8. EXHIBITS.

            5.    Legal Opinion of Richardson & Patel LLP

            10. US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan (incorporated by reference from the Registrant's S-8 Registration Statement filed on April 14, 2003)

            23.   Consent of Grobstein, Horwath & Company LLP

ITEM 9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution; (2) that, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;
(3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas on the 30th day of January 2006.

                                       US GLOBAL NANOSPACE, INC.



                                       By: /s/ Carl H. Gruenler
                                           ------------------------------------
                                       Carl H. Gruenler, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

January 30, 2006

                                           /s/ Carl H. Gruenler
                                           ------------------------------------
                                           Carl H. Gruenler, Director and Chief
                                           Executive Officer

January 30, 2006

                                           /s/ Kevin Cronin
                                           ------------------------------------
                                           Kevin Cronin, Chief Financial Officer

January 30, 2006

                                           /s/ Julie Seaman
                                           ------------------------------------
                                           Julie Seaman, Director